EXHIBIT 23.2

                     Independent Auditors' Consent



To The Board of Directors and
Stockholders of Tollycraft Yacht Corporation

We consent to the incorporation by reference in this Form S-8 Registration Statement of Tollycraft Yacht Corporation of our report dated January 22, 1996 relating to Child Guard Corporation for the year ended December 31, 1995 and 1994 appearing in and incorporated by reference in the Form 10-SB Registration Statement of Tollycraft Yacht Corporation.

We also consent to the reference of our Firm under the caption
"Expert" in such Registration Statement.




/s/SAMUEL T. KANTOS & ASSOCIATES
------------------------------------------------------
SAMUEL T. KANTOS & ASSOCIATES
Certified Public Accountants

Shoreview, Minnesota

February 5, 1997